UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

Amgen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks California		91320-1799
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(805) 447-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The Nasdaq Global Select Market LLC
1.250% Senior Notes Due 2022	AMGN22	New York Stock Exchange
2.000% Senior Notes Due 2026	AMGN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 31, 2019, Amgen Inc. (“Amgen”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with BeiGene Switzerland GmbH (“BeiGene Switzerland”), a wholly-owned subsidiary of BeiGene, Ltd. (“BeiGene”), pursuant to which Amgen and BeiGene Switzerland will, either directly or acting through one or more of their affiliates, collaborate on the commercialization of Amgen’s oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in China (excluding Hong Kong, Macao and Taiwan, the “Territory”) and the global development and commercialization in the Territory of 20 Amgen clinical- and late-preclinical-stage oncology pipeline products. In connection with the Collaboration Agreement, BeiGene Switzerland will be required to commit up to $1.25 billion towards global development cost sharing related to the oncology pipeline products. BeiGene has guaranteed certain obligations of BeiGene Switzerland under the Collaboration Agreement pursuant to the terms of a separate Guarantee Agreement.

Additionally, Amgen entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with BeiGene pursuant to which BeiGene agreed to issue and sell, and Amgen agreed to purchase, in a private placement, an aggregate of approximately $2,734 million of BeiGene’s ordinary shares, par value $0.0001 per share. This purchase implies a price of $174.85 per American Depositary Share (“ADS”), representing a 36% premium to BeiGene’s 30-day volume-weighted average share price as of October 30, 2019, and is expected to result in Amgen holding approximately 20.5% of BeiGene’s outstanding shares upon the closing of the share purchase under the Share Purchase Agreement (the “Closing”) upon which the Collaboration Agreement will become effective. As part of the Share Purchase Agreement, Amgen will receive the right to designate an independent director to serve on BeiGene’s board of directors.

The Collaboration Agreement, Share Purchase Agreement and transactions contemplated thereunder have been approved by the boards of directors of both Amgen and BeiGene, and the Closing is expected in the first quarter of 2020, subject to approval by a majority vote of BeiGene’s shareholders pursuant to the listing rules of the Hong Kong Stock Exchange, the expiration or termination of applicable waiting periods under all applicable antitrust laws, and satisfaction of other customary closing conditions. Shareholders of BeiGene currently holding an aggregate of approximately 40% of the outstanding shares have agreed to vote in favor of the transactions.

The Collaboration Agreement and Share Purchase Agreement are further summarized below.

Collaboration Agreement

Under the terms of the Collaboration Agreement, BeiGene Switzerland will be responsible for commercializing Amgen’s oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in the Territory following (i) the first commercial sale in the Territory for each of KYPROLIS® and BLINCYTO® and (ii) the transition of operational responsibilities for XGEVA®. KYPROLIS® and BLINCYTO® are both in Phase 3 trials in China and XGEVA® was launched in China in September of this year. Amgen and BeiGene Switzerland will each share half of the profits and losses in the Territory for these products during their respective commercialization periods, after which BeiGene Switzerland will have the right to retain commercial rights to one product following the commercialization period for as long as such product is sold in the Territory. Commercial rights for two of the products will be returned to Amgen: after five years for one and after seven years for the other. For each such product returned to Amgen, Amgen will pay royalties in the low-double digit percentages declining to mid-single digit percentages on any net sales of such product in the Territory generated by or on behalf of Amgen for an additional five years.

Additionally, under the terms of the Collaboration Agreement, Amgen and BeiGene Switzerland, either directly or acting through one or more of their affiliates, have agreed to collaborate on the development of 20 Amgen oncology pipeline products, with BeiGene Switzerland responsible for conducting development activities in or for the benefit of the Territory pursuant to a global development plan and budget controlled by Amgen (the “Global Plan”). Starting from the commencement of the Collaboration Agreement, Amgen and BeiGene Switzerland will share the global development costs for the oncology pipeline products pursuant to certain specified allocations, with BeiGene Switzerland contributing up to an aggregate of $1.25 billion. BeiGene Switzerland will be credited for in-kind contributions of development activities conducted by it and/or its affiliates in or for the benefit of the Territory, as well as half of the cost savings that results from BeiGene Switzerland’s participation in development activities. Upon regulatory approval in the Territory of each oncology pipeline product, BeiGene Switzerland will be responsible for commercializing each such approved oncology pipeline product in the Territory for seven years, during which time Amgen and BeiGene Switzerland will each share half of the profits and losses for the product in the Territory. After the expiration of such commercialization period for each approved oncology pipeline product, the product will either be (i) returned to Amgen or (ii) retained by BeiGene Switzerland for as long as such product is sold in the Territory. BeiGene Switzerland will retain up to six oncology pipeline products based on how many of the 20 Amgen oncology pipeline products receive approval in the Territory, other than AMG 510, Amgen’s KRASG12C inhibitor that is being studied as a potential treatment for advanced non-small cell lung and colorectal cancers.

Amgen will pay royalties in the mid-single digit percentages on any net sales outside of the Territory of each approved oncology pipeline product (other than AMG 510), on a product-by-product and country-by-country basis, until the latest of (i) the expiration of the last valid patent claim owned or exclusively controlled by Amgen, (ii) the expiration of regulatory exclusivity, or (iii) the earlier of (x) eight years after the first commercial sale of such product in the country of sale or (y) 20 years after the first commercial sale of such product anywhere in the world. Additionally, after the return of each such oncology pipeline product to Amgen, Amgen will pay royalties in the low-double digit percentages declining to single-digit percentages on any net sales of such product in the Territory generated by or on behalf of Amgen for an additional five years.

The Collaboration Agreement contains customary representations, warranties and covenants by the parties, and will continue in effect on a product-by-product basis unless terminated by either party pursuant to its terms. Amgen and BeiGene Switzerland will enter into transition services agreements for the transfers of product-related assets and capabilities to BeiGene Switzerland and the reversions to Amgen. Additionally, BeiGene has provided a guarantee with respect to BeiGene Switzerland’s obligations under the Collaboration Agreement. Either Amgen or BeiGene Switzerland may terminate the Collaboration Agreement in its entirety for the other side’s insolvency, uncured material breach, failure to comply with specified compliance provisions or subject to a specified negotiation mechanism, certain adverse legal or regulatory changes or failure to meet commercial objectives. In addition, either Amgen or BeiGene Switzerland may terminate the Collaboration Agreement with respect to a particular product in the event of an uncured material breach with respect to such product or a failure to meet commercial objectives for such product. Amgen may terminate the Collaboration Agreement with respect to a particular product if it has suspended development and commercialization activities for such product outside of the Territory, subject to further agreement between Amgen and BeiGene Switzerland regarding the development and commercialization of such product in the Territory. During the term of the Collaboration Agreement, Amgen and BeiGene Switzerland are subject to certain restrictions in the Territory and worldwide related to the clinical development, commercial manufacture, distribution and commercialization of certain products that, as a therapeutic mechanism of action, are directed to certain targets of the products in the collaboration.

Share Purchase Agreement

The offer and sale of the shares to be issued pursuant to the Share Purchase Agreement will be made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the shares will bear a standard restrictive legend under the Securities Act.

Amgen has agreed in certain specified circumstances to a standstill, which commenced on October 31, 2019 and will expire on the date that is the later of (a) the first anniversary of the date as of which it ceases to have the right to appoint a director and (b) the date on which it holds less than 5% of the then outstanding shares of BeiGene.

Upon the Closing:

•	Amgen will have the right to designate a director to serve on BeiGene’s board of directors until the earlier of (i) the date on which Amgen holds less than 10% of the then outstanding shares of BeiGene as a result of Amgen’s sale of ordinary shares or Amgen’s non-participation in future offerings and (ii) the third anniversary of the date of the expiration or termination of the Collaboration Agreement;

•	Amgen has agreed to vote its shares for the election of directors and certain routine corporate matters consistent with the vote of the majority of BeiGene’s board of directors and, in any matter relating to the Collaboration Agreement, in accordance with and proportional to the votes cast by other shareholders, until the later of the fifth anniversary of the Closing and the expiration of the standstill period, and has executed a proxy in furtherance thereof;

•	Amgen has agreed to a lock-up on sales of its shares until the earliest of (i) the fourth anniversary of the Closing, (ii) the expiration or termination of the Collaboration Agreement and (iii) a change in control of BeiGene. Following the later of (i) the expiration of the lock-up period and (ii) the expiration of the standstill period, Amgen has agreed not to sell shares representing more than 5% of the then outstanding shares of BeiGene in any rolling 12-month period, subject to specified exceptions. After the expiration of the lock-up period, Amgen will have specified registration rights and will have the right to convert its shares into ADSs with reasonable cooperation from BeiGene and its depositary agent; and

•	In the case that BeiGene has sold, in the event of a delay in regulatory approval for the share purchase transaction, additional ordinary shares in a follow-on public offering in an amount of up to $1 billion prior to the Closing (the “Follow-On Offering”), and Amgen has not already purchased 20.5% of the shares in such Follow-On Offering (the “Incremental Shares”), Amgen will have the opportunity to purchase the Incremental Shares.

Amgen intends to account for its interest in BeiGene under the equity method, and has certain protections under the Share Purchase Agreement to maintain its percentage interest subject to the terms thereunder. Specifically, Amgen is entitled to acquire additional shares in the market under the terms of the standstill in order to maintain its percentage interest and BeiGene has agreed that if Amgen holds no more than 20.5% of BeiGene’s outstanding shares at the time of a securities offering conducted by BeiGene, BeiGene will then use reasonable best efforts to provide Amgen with an opportunity to participate in the offering upon the same terms and conditions as other purchasers in the offering up to the amount needed to allow Amgen to hold 20.5% of BeiGene’s outstanding shares after the offering, subject to specified exceptions, applicable law and Hong Kong stock exchange rules. Furthermore, in the event that Amgen does not have a commercially reasonable opportunity to purchase additional shares in order to maintain its percentage interest in BeiGene and, as a result, Amgen’s shares no longer qualify for equity method accounting, the lock-up on Amgen’s shares may be suspended, subject to specified conditions, and Amgen may sell down its shares until its percentage interest in BeiGene is reduced to 10%.

The Share Purchase Agreement contains customary representations and warranties and may be terminated at any time prior to the Closing: (i) by mutual written consent of the parties; (ii) upon written notice by either party on or after June 30, 2020 if the Closing has not been consummated by that date, unless such end date is extended in specified circumstances to September 30, 2020 if the Closing has not been consummated by that date; (iii) by either party if certain closing conditions are not met; (iv) by either party upon the other party’s uncured material breach; or (v) upon written notice by either party if the Collaboration Agreement is terminated.

The foregoing descriptions of the terms of the Collaboration Agreement and Share Purchase Agreement are not complete and are qualified in their entirety by reference to the Collaboration Agreement and Share Purchase Agreement, copies of which Amgen intends to file as exhibits to a subsequent periodic report.

Item 7.01.	Regulation FD Disclosure.

Amgen has issued a press release which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 31, 2019.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 31, 2019	By:	/s/ Jonathan P. Graham
Jonathan P. Graham
Executive Vice President, General Counsel and Secretary